UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2025

Boxabl Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-56579	85-2511929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5345 E. N. Belt Road Las Vegas, NV	89115
(Address of principal executive offices)	(Zip Code)

(702) 500-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None.

Securities registered under Section 12(g) of the Act:

Non-Voting Series A-3 Preferred Stock, $0.00001 par value

Non-Voting Series A-2 Preferred Stock, $0.00001 par value

Non-Voting Series A-1 Preferred Stock, $0.00001 par value

Non-Voting Series A Preferred Stock, $0.00001 par value

Common Stock, $0.00001 par value

(Title of Class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2025, BOXABL Inc. (the “Company”) entered into a purchase order agreement with Tesla, Inc. pursuant to a previously agreed upon work order for research and development and production of a modular amenities building.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1*	Modular Amenities Building Purchase Order and Work Order
104	Cover Page Interactive Data File (embed within the Inline XBRL document)

* Certain portions of this Exhibit and schedules to this Exhibit have been omitted in accordance with Regulation S-K Items 601(b)(10) and 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boxabl Inc.

Date: December 8, 2025	By:	/s/ Martin Noe Costas
Martin Noe Costas
Chief Financial Officer